Exhibit 15.2

[Letterhead of Deloitte Touche Tohmatsu Certified Public Accountants LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Jupai Holdings Limited File No. 333-209924 and No. 333-206553, respectively, on Form S-8 of our report dated April 7, 2017, relating to the financial statements and financial statement schedule of Jupai Holdings Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 7, 2017